Exhibit 10.1

                     ASSIGNMENT, BILL OF SALE AND CONVEYANCE


STATE OF TEXAS    ss.
COUNTY OF REEVES  ss.

      This Assignment, Bill of Sale and Conveyance ("Assignment") is

FROM:       CSR-WAHA PARTNERS, L.P.            ("Assignor")
            1600 Smith St., Suite 5100
            Houston, TX 77002



TO:         Patterson Petroleum, L.P.          ("Assignee")
            4510 LaMesa Hwy.
            Snyder, TX 79549



      Assignor, for and in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, does hereby sell, assign, convey, transfer, set over and deliver unto Assignee and Assignee's heirs, personal representatives, successors in title and assigns, effective as of 7:00 a.m. at the location of the properties herein assigned, on the date exectued, the following properties and rights (collectively, the "Subject Interests"):

      1 All of Assignor's interest in or to the oil, gas and mineral leases and mineral deeds described in Exhibit "A" hereto and made a part hereof ("Leases") insofar as the Leases cover the lands described in the Leases and all of which lands are located in the state and county above named ("Lands");

      2. All of Assignor's interest in, to or under or by virtue of the presently existing and valid unitization, communitization and pooling agreements and the properties covered and the units and pooled and communitized areas created thereby (including, but not limited to, all units formed under orders, regulations, rules or other official acts of any federal, state or other governmental agency), insofar and only insofar as such agreements, properties and units relate to the Leases;

      3. All of Assignor's interest in or to all improvements, easements, surface leases, permits, rights-of-way, licenses, servitudes and other similar interests necessary or useful to or used in connection with the exploration, development or operation of the Leases or the Lands (all such improvements, easements, surface leases, permits, rights-of-way, licenses, servitudes and other similar interests, subject to the Existing Burdens (as hereinafter defined), are referred to as the "Easements";

      4. All of Assignor's interest in or to all personal property, fixtures and improvements appurtenant to or located on or near the Lands, or used or held for use (except automotive equipment or motor vehicles) in connection with the production, treatment, storage or transportation of oil, gas, casinghead gas, condensate, distillate or other liquid or vaporous hydrocarbons or other minerals
            (collectively, "Hydrocarbons") from the Leases; such personal property, fixtures and improvements shall include, but shall not be limited to, all Hydrocarbons in the tanks, and all wells, tanks, boilers, buildings, plants, fixtures, machinery and other equipment, pipelines, powerlines, telephone lines, roads and other appurtenances pertaining to the Leases (all such personal property and fixtures are referred to in this Assignment as the "Assigned Appurtenances");

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      5.    All  of  Assignor's  interest  in  or  to  all  rights,  duties  and
            obligations   attributable   to  or  arising  from  any  valid  oil,
            casinghead gas and gas sales, purchase, exchange and processing contracts and agreements, insofar and only insofar as the same are appurtenant or relate to the Leases or production therefrom or attributable thereto (all such rights, duties and obligations are referred to in this Assignment as the "Contract Rights");

      6. All of Assignor's interest in or to all claims, suits, proceedings or choses in action, arising from or relating to any of the undivided interests assigned in paragraphs (1) through (5), above (all such claims, suits, proceedings or choses in action are referred to in this Assignment as the "Claims"); and

      7. All of Assignor's interest in and to all Hydrocarbons or other minerals which are in, under, upon, or produced from or allocable (or to be produced from or allocable) to the Lands (such Hydrocarbons and minerals being hereinafter referred to as "Production"), including "line fill" and inventory below the pipeline connection in tanks, attributable to the interests described in Exhibit "A", or the proceeds from the sale of such Production.

      This Assignment from Assignor to Assignee is expressly made subject to the following "Existing Burdens":

      A. a proportionate part of the covenants, provisions, royalties and terms of the Leases;

      B.    the  terms  and  conditions  of  all  existing  orders,   rules  and
            regulations and ordinances of federal, state and other governmental agencies having jurisdiction;

      C. a proportionate part of all overriding royalty interests, restrictions, exceptions, reservations, burdens, encumbrances, conditions, limitations, interests, instruments, agreements and other matters, if any, which are of record in the state and county above named and which burden or affect the properties, rights or interests herein assigned (none of which have been carved out for the benefit of Assignor).

      This Assignment, Bill of Sale and Conveyance is expressly subject to that certain unrecorded Joint Operating Agreement dated October 27, 2000, by and between Sebring Exploration Texas, Inc., operator, and Touchstone Resources USA, Inc., non-operator, and all amendments thereto.

      TO HAVE AND TO HOLD, all and singular, the Subject Interests unto Assignee and Assignee's successors in title and assigns forever. Assignor specially warrants and agrees to defend the title to the Property against the lawful claims and demands of all persons claiming the same or any part thereof by, through or under Assignor but not otherwise. The reference herein to the Existing Burdens shall not create, nor constitute a recognition of, any rights in third parties. In respect of the Assigned Appurtenances, the IMPLIED WARRANTY OF MERCHANTABILITY AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICTULAR PURPOSE ARE HEREBY EXPRESSED NEGATED. This Assignment is made with full substitution and subrogation of Assignee in and to all covenants, indemnities, representations and warranties by others heretofore given or made with respect to the Subject Properties or any part thereof.

      The term "oil, gas and mineral lease" as used in this Assignment and in Exhibit "A" hereto includes in addition to oil, gas and mineral leases, oil and gas leases, oil, gas and sulphur leases, other minerals leases, co-lessor's agreements, lease ratifications and extensions and subleases of any of the foregoing, as appropriate.

      All of the terms, provisions, covenants and agreements herein contained shall extend to and be binding upon the parties hereto, and their respective successors in title and assigns.

      Assignor agrees to execute, to acknowledge and to deliver to Assignee any additional instruments, notices, division orders, transfer orders and other documents and to do any other acts and things which may be necessary to more fully and effectively assign and convey to Assignee and Assignee's successors in title and assigns the Properties intended to be assigned hereby.


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      IN WITNESS  WHEREOF,  Assignor has executed this Assignment on the date of the acknowledgement annexed hereto, but this Assignment shall be effective as of the Effective Date hereinabove recited.

                                        ASSIGNOR:

                                        CSR-Waha Partners, L.P.

                                            BY:   /s/ Mark A. Bush
                                                -----------------------
                                            Mark A. Bush
                                            Managing Member of
                                            General Partner

STATE OF TEXAS    ss.
COUNTY OF HARRIS  ss.

      On this 20 day of July, 2005, before the undersigned authority personally appeared Mark A. Bush, Managing Member of CSR, L.L.C., General Partner of CSR-Waha Partners, L.P., who acknowledged to me that he executed same in the capacity therein stated on behalf of such limited partnership.

                                       /s/ Alysia A. Soufi
                                     ------------------------------------------
                                     Notary Public in and for the State of Texas


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                                    EXHIBIT A

Leases

      1. Oil, Gas and Mineral lease dated 12/14/99 from Ruth S. Ligon, Trustee of Trust B to Fortis Energy, L.L.C., filed at Volume 619 Page 271 of the Official Records of Reeves County, Texas.

      2. Oil, Gas and Mineral lease dated 12/14/99 from Louise Ligon Cox and Herschel Cox to Fortis Energy, L.L.C., filed at Volume 619 Page 253 of the Official Records of Reeves County, Texas.

      3. Oil, Gas and Mineral lease dated 12/14/99 from Lucille L. Oden to Fortis Energy, L.L.C., filed at Volume 619 Page 262 of the Official Records of Reeves County, Texas.

      4. Oil, Gas and Mineral lease dated 12/14/00 from Ligon Enterprises to Fortis Energy, L.L.C., filed at Volume 617 Page 598 of the Official Records of Reeves County, Texas.

      5. Oil, Gas and Mineral lease dated 12/14/99 from James E. Cox to Fortis Energy, L.L.C., filed at Volume 619 Page 282 of the Official Records of Reeves County, Texas.

      6. Oil, Gas and Mineral lease dated 12/14/99 from Carolyn Cox Tisserand to Fortis Energy, L.L.C., filed at Volume 61 Page 600 of the Official Records of Reeves County, Texas.

      7. Oil, Gas and Mineral lease dated 12/14/00 from Oden Enterprises et al to Fortis Energy, L.L.C., filed at Volume 617 Page 592 of the Official Records of Reeves County, Texas.

      8. Oil, Gas and Mineral lease dated 12/14/99 from Ruth S. Ligon, Trustee to Fortis Energy, L.L.C., filed at Volume 617 Page 596 of the Official Records of Reeves County, Texas.

      9. Oil, Gas and Mineral lease dated 6/22/00 from Bank of America, Trustee to Touchstone Resources USA, Inc., filed at Volume 736 Page 705 of the Official Records of Reeves County, Texas.



Wells

      1.    Ligon-State 22-1H
      2.    Ligon-State 22-2
      3.    Ligon-State 22-3
      4.    Ligon-State 22-5


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